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                                  EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                                         PERCENTAGE OWNERSHIP
        SUBSIDIARY          STATE OF INCORPORATION YEAR OF INCORPORATION    BY THE COMPANY
        ----------          ---------------------- --------------------- --------------------
Acme Steel Company                 Delaware                1989                  100%
Acme Packaging Corporation         Delaware                1991                  100%